EXHIBIT 99.1


                         FORM 4 JOINT FILER INFORMATION


NAME:  JONATHAN DASH

RELATIONSHIP OF REPORTING PERSON TO ISSUER: DIRECTOR

ADDRESS: 9701 WILSHIRE BLVD., #1110, BEVERLY HILLS, CA 90212

DESIGNATED FILER: DASH ACQUISITIONS LLC

ISSUER AND TICKER SYMBOL: SITESTAR CORPORATION [SYTE]

DATE OF EVENT REQUIRING STATEMENT: 11/21/2008



SIGNATURE:     /s/ Jonathan Dash
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               JONATHAN DASH